UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019 (November 12, 2019)

ABBVIE INC.

(Exact Name of Registrant as Specified in its Charter)

_______________________________________________

Delaware	001-35565	32-0375147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

_______________________________________________

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2019, AbbVie Inc. (“AbbVie”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc. and Barclays Capital Inc., acting for themselves and as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which AbbVie agreed to issue and sell to the Initial Purchasers $30 billion aggregate principal amount of its senior unsecured notes, consisting of (i) $750,000,000 aggregate principal amount of senior floating rate notes due May 2021, (ii) $750,000,000 aggregate principal amount of senior floating rate notes due November 2021, (iii) $750,000,000 aggregate principal amount of senior floating rate notes due 2022, (iv) 1,750,000,000 aggregate principal amount of 2.150% senior notes due 2021, (v) $3,000,000,000 aggregate principal amount of 2.300% senior notes due 2022, (vi) $3,750,000,000 aggregate principal amount of 2.600% senior notes due 2024, (vii) $4,000,000,000 aggregate principal amount of 2.950% senior notes due 2026, (viii) $5,500,000,000 aggregate principal amount of 3.200% senior notes due 2029, (ix) $4,000,000,000 aggregate principal amount of 4.050% senior notes due 2039 and (x) $5,750,000,000 aggregate principal amount of 4.250% senior notes due 2049 (collectively, the “Notes”), in a private offering. The offering of the Notes (the “Offering”) was made pursuant to a confidential offering memorandum, dated November 12, 2019.

The Purchase Agreement contains customary representations, warranties and covenants of AbbVie, conditions to closing, indemnification obligations of AbbVie and the Initial Purchasers, and termination and other customary provisions.

AbbVie expects the Offering to close on November 21, 2019, subject to customary closing conditions. The Offering is being conducted in connection with AbbVie’s previously announced acquisition (the “Acquisition”) of Allergan plc (“Allergan”). AbbVie expects to use the net proceeds from the Offering to fund a portion of the aggregate cash consideration due to Allergan shareholders in connection with the Acquisition and to pay related fees and expenses, with any remaining net proceeds being used for general corporate purposes. The Offering is not conditioned upon the consummation of the Acquisition. However, if (i) the Acquisition has not been consummated on or prior to January 30, 2021 or (ii) prior to such date, AbbVie notifies the trustee that it will not pursue the consummation of the Acquisition, then AbbVie will be required to redeem all of the Notes then outstanding at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable special mandatory redemption date.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 1.1 hereto.

Certain of the Initial Purchasers and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for AbbVie and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the Purchase Agreement or such other date as is specified therein. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Purchase Agreement has been included with this filing only to provide investors with information regarding the terms of this agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that AbbVie and/or its subsidiaries file with the SEC.

* * * * *

On November 12, 2019, AbbVie issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
1.1	Purchase Agreement, dated November 12, 2019, among AbbVie Inc. and Morgan Stanley & Co. LLC, BofA Securities, Inc. and Barclays Capital Inc. (acting for themselves and as representatives of the several initial purchasers named therein).

99.1	Press release of AbbVie Inc., dated November 12, 2019.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: November 13, 2019	By:	/s/ Robert A. Michael
Robert A. Michael
Executive Vice President, Chief Financial Officer

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